UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 7, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on January 4, 2008.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: December 2007

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through December 5, 2007. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

 If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Market Volatility

1.              The third quarter volatility particularly in the equity markets was anything but normal.  Can you tell how high levels of volatility impact the various businesses?

We noticed some effects of the market volatility in a couple of areas during the third quarter. Although Internet advertising sales in our Individual segment increased year over year, results were down from second-quarter levels because some advertisers cut back on spending. We also saw minor decreases in the strength of asset flows to some of the funds-of-funds portfolios on which we serve in an advisory role. Overall, though, these portfolios continued to attract solid inflows during the third quarter despite the market volatility.

Impact of Foreign Currency

2.              Can you discuss the effect a weak U.S. dollar has on Morningstar’s revenue and margins?

The weak U.S. dollar has had a positive impact on our revenue, but because we still generate the majority of our revenue in the United States, it hasn’t had a major effect. In full-year 2006, foreign currency translations increased our revenue by about $0.8 million. For the first nine months of 2007, foreign currency translations increased our revenue by about $1.8 million.

The declining dollar had a minimal impact on our operating margin in 2006 and the first nine months of 2007.

Operating Margin and Capital Spending

3.              Understanding that you do not provide forward guidance, could you comment if the pace of recent improvement in operating margins is sustainable particularly since we should see a ramp up in capex in 2008?

Longer term, we expect to continue realizing the benefits of the operating leverage in our business model, although it would be reasonable to expect different degrees of operating leverage to show up in our results at different times. As you point out, we’ve previously stated that we expect to see a significant increase in capital spending in 2008 because of construction and leasehold improvements on our new corporate headquarters. Moving to our new headquarters will likely involve some short term duplication of expense, such as overlaps in rent and other operating expense. This additional expense may partially offset the operating margin improvement we would otherwise realize in the short term.

4.              Also, how much of the CAPEX related expenses are capitalized and when will we see the incremental depreciation kick in?

We’re currently capitalizing expenses for construction in progress for our new corporate headquarters and expect to begin incurring the related depreciation expense when we move into the new office space, which we expect will be in the third or fourth quarter of 2008.

Effective Tax Rate

5.              Would an increase in the proportion of revenues and earnings from international operations tend to lower or increase the corporate tax rate?

All else equal, an increase in revenue and earnings from outside the United States would tend to lower our effective tax rate because corporate tax rates in jurisdictions where we operate outside of the United States are lower, on average.

However, our effective tax rate also reflects the fact that in the year an operation outside of the United States records a loss, we historically have not recorded a corresponding tax benefit. To the extent our international operations become profitable, these foreign net operating losses may become deductible in certain international tax jurisdictions. Determining the deductibility of these foreign net operating losses is a complex process. As part of this evaluation, we consider evidence such as tax planning strategies, historical operating results, forecasted taxable income, and recent financial performance. Upon determining that it is more likely than not that the net operating losses will be realized, we would reduce the tax valuation allowances related to these net operating losses, which would result in a reduction to our income tax expense and our effective income tax rate in the period.

6.              Your rate has been around 40% the last several quarters—can you give some color on why it’s significantly higher than the 35% or so Federal tax rate?

Our tax rate reflects the impact of several different factors, including the reported income or loss of our non-U.S. operations and the extent to which we can realize net operating losses from their operations; state income taxes; and the impact of changes in tax laws and specific tax planning strategies.

Over the past three quarters, our effective income tax rate has been higher than the federal statutory rate of 35% mainly because of the impact of state taxes. Our overall state tax rate has increased in 2007. In addition, in the third quarter of 2007 we recorded additional state income tax expense of $0.7 million related to a change in state tax law enacted during the quarter. While we expect the enacted change to have a favorable impact on our effective income tax expense rate starting in 2008, we recorded this additional expense to reflect an overall decrease in our net deferred tax assets as of the date of enactment. We expect to realize a lower tax benefit when we use our net deferred tax assets in future periods.

Our effective tax rate has also been raised because we have not yet recorded an income tax benefit related to losses recorded by certain of our non-U.S. operations. (For more information about this, see our response to question #5 above.)

Interest Income

7.              The interest income as a % of average cash and investments results in a significantly above market yields.  What am I missing?

We’re not sure how you’re calculating an above-market yield. Our net interest income for the third quarter of 2007 was about $1.8 million, which translates into slightly more than 1% of the average balance for cash and investments combined based on our balance sheet at the beginning and end of the quarter. Net interest income for the first nine months of 2007 was about $5.0 million, or 2.8% of the average for cash and investments combined. We maintain a conservative investment policy for our cash and investments and invest a portion of these assets in municipal securities, which typically have lower yields.

Investor Communications

8.              Many publicly traded companies give investor presentations, often at company investor days or conferences hosted by brokers, and then post a webcast replay on their website.  Recognizing you don’t attend such conferences, would you be willing to post a similar presentation that provides an overview of your industry, company, and strategy on your website for all investors?

Sure. We’ve actually already posted a Web cast of our annual meeting presentation, which is available at the url below:

http://corporate.morningstar.com/US/asp/subject.aspx?filter=541&xmlfile=542.xml

If you prefer to access the presentation slides and text only without the video, you can access them here:

http://www.sec.gov/Archives/edgar/data/1289419/000110465907041977/a07-11701_2ex99d1.htm

In response to your suggestion, we’ll work on adding quarterly updates to this company overview to the investor relations section of our corporate Web site.

Individual Segment

Third-Quarter Financial Results

9.              Any particular reason revenues declined sequentially in the Individual segment?  Anything one-time or non-recurring in there?

Third-quarter revenue in the Individual segment declined slightly from second-quarter levels mainly because of lower sequential revenue from advertising sales. We didn’t have any notable one-time revenue in this segment in the second or third quarter of 2007.

Renewal Rates

10.       Have you seen any changes in renewal rates for your subscription services?

We publish updates on renewal rates once a year as part of our annual report and 10-K. In general, we haven’t seen any major changes in renewal rates for our subscription-based products so far this year.

Morningstar Equity Research

11.       How common is it for financial institutions with large broker or investment advisor networks that were not part of the Global Analyst Research Settlement to purchase third-party research similar to what Morningstar provides under the Settlement? What portion of your research revenue is from firms not part of the Settlement?

It’s very common for these institutions or their affiliated advisors to purchase third-party research in a variety of forms. In some cases, equity research may be bought by individual or groups of advisors in a large organization and not paid for from the home office. In addition, equity research is often bundled with other services, such as trading execution or software and data feeds.

At this point, a relatively small percentage of our research revenue is from firms not included in the Global Analyst Research Settlement, although the percentage has been increasing. We’re actively pursuing opportunities to expand our reach with additional firms both in the United States and in other markets. It’s our belief that the market dynamics for research are in the process of changing, with demand, pricing models, and suppliers realigning to serve various groups of investors.

Advisor Segment

Third-Quarter Financial Results

12.       Advisor segment’s revenues also declined sequentially—seems like there’s some seasonality there looking at the numbers in the prior years—could you add some color?

We do experience some seasonality in our Advisor segment revenue because of our annual Morningstar Investment Conference, which is held once per year in June. The other products in this segment haven’t generally shown any pronounced seasonality.

13.       What caused the 300bps increase sequentially in the Advisors segment’s operating margin?  Any non-recurring items in there?

The increase in this segment’s operating margin mainly reflects lower spending related to the annual Investment Conference mentioned in our response to question #12. Because this conference is held once per year in June, we had additional facilities and marketing expense in the second quarter that didn’t recur in the third. The segment’s operating margin also benefited to a smaller extent from lower stock-based compensation expense and margin improvements realized from previous acquisitions.

Institutional Segment

Third-Quarter Financial Results

14.       Excluding acquisitions related revenues, Institutional segment’s sequential revenue growth rate seems to have slowed (from 26% or so in Q2 to 8.4% in Q3)—still strong trends but slower than Q2.  Anything that may have brought about the slower than Q2 growth rate?

The Institutional segment’s sequential growth rate in the third quarter was pretty consistent with previous levels. Although third-quarter sequential growth in the segment was lower than second-quarter levels, that’s really because sequential growth in the second quarter (as well as the first quarter, to some extent) was higher than usual. Some of the products that contributed to higher-than-average sequential growth in the second quarter were Investment Consulting, Licensed Data, and Morningstar Direct.

Standard & Poor’s Mutual Fund Data Business

15.       For the Standard & Poor’s fund data business that was acquired on 3/16/2007 is there any seasonality to the revenue especially to the mix as it relates to institutional and advisor segments?

Based on the information we currently have, we don’t believe the mutual fund data business acquired from Standard & Poor’s has any pronounced seasonal trends.

Asset Management and Advisory Business

16.       What was/is the asset base inflection point for the advisory/managed business where you start to earn a fee as a % of assets versus receiving a flat rate?

This varies significantly by client, so it’s difficult to generalize. We work out the specific inflection points based on the preference of our clients and our internal fee schedules. For some clients, we receive asset-based fees right away, and for others, not until reaching a given asset threshold.

17.       To the extent that you manage assets through the fund of funds business do you offer any money market/liquidity type of funds?  Can you list the funds and its assets?  Given the recent announcements at some of the asset managers that they had to provide guarantee/support to such funds to maintain S&P rating, could you be obligated to do the same if any holding in these funds decline materially?

We don’t manage any money market funds directly. In some of the funds of funds on which we provide consulting or advisory services, there may be investments in money market funds. However, we’re not involved in selecting the underlying investments for each fund. Our advisory role involves asset allocation and fund selection rather than direct management of the underlying funds. Because of this, we don’t believe that we would have an obligation to maintain the credit ratings for the underlying funds or guarantee that they’ll maintain a stable net asset value.

18.       Do you hold any SIV issued notes in your funds and if so how much?  Any investments in sub-prime/CDOs or other troubled assets?  Could you give us an idea of the magnitude?

In some of the funds of funds on which we provide consulting or advisory services, a portion of assets may be invested in money market funds. Many of these funds have some degree of exposure to structured investment vehicles (SIVs), which might include exposure to collateralized debt obligations (CDOs) or subprime mortgages. The amount of exposure varies by fund, but we believe these types of securities typically make up only a small portion of total assets. As mentioned in our response to question #17, our advisory role involves asset allocation and fund selection rather than direct management of the underlying funds.

19.       Could you breakout the net new assets (flows) versus market related gains in AUM and in Assets under Advisement.

We haven’t disclosed a breakdown of assets from new assets versus market gains, but it would be fair to say that a majority of the asset growth in assets under management and assets under advisement has been from new inflows.

Investment Consulting

20.       Would it be reasonable to assume that Investment consulting is more or less the only business where revenues are tied to asset values and that’s roughly 20% of total revenues?

•                  Are revenues in investment consulting based on quarter ending or average assets under advisement/management?  If it’s based on average is that a daily average or a two point average?

•                  Could you give us some idea of how sensitive revenues are to say a 10% decline or increase in the equity markets?

Investment Consulting is the main area where our revenue is tied to assets under management. Total revenue for this service (which includes some revenue not tied to assets under management) made up 14.8% of our consolidated revenue in 2006. There are two other primary areas where we earn asset-based fees: Morningstar Managed Portfolios (where we earn fees for managing portfolios made up of mutual funds and exchange-traded funds as well as our Select Stock Baskets) and Retirement Advice (where we manage retirement accounts for retirement plan participants).

Revenue for most of our Investment Consulting contracts is based on a daily average of assets under advisement or management. Regarding the last part of your question, we’ve done some internal analysis looking at Investment Consulting revenue relative to performance in the equity markets and found that there’s some degree of correlation. Our downside exposure, however, is limited by the minimum annual fees that are built into most of our contracts. In addition, we believe most of the products on which we provide advisory services tend to have relatively stable asset flows, so their assets don’t necessarily increase or decrease in lockstep with market movements.

Ibbotson Associates

21.       What has been the rate of growth in new clients since Ibbotson was acquired?

We’ve seen strong growth in both new and existing clients since the Ibbotson acquisition in March 2006. Most of the growth in Ibbotson Associates has been driven by existing clients, but Ibbotson has also signed on several new clients since the acquisition.

Dividend Policy

22.       I can see that you have [not] declared any dividends for the past few years. Are you anticipating doing so in 2007 or 2008?

We don’t currently pay any dividends. Any future dividend payments would need to be determined by our board of directors based on a number of different factors.

MORN Stock Price Movement

23.       What was the reason that the stock jumped so much around the beginning of August?

We’ve been asked this question before, but it’s our policy not to comment on our stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 7, 2007	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer